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                                                                    EXHIBIT 99.1


On March 23, 1998, the Registrant issued the following press release:

"FOR IMMEDIATE RELEASE                                  Contact: J. Frank Keller
 ---------------------                                            (303) 572-3900


                        WILLIAM J. BARRETT ELECTED CEO
                       OF BARRETT RESOURCES CORPORATION


Denver, Colo., March 23, 1998 - Barrett Resources Corporation announced today that William J. Barrett, Chairman of the Board, has been elected Chief Executive Officer. Mr. Barrett succeeds Paul M. Rady, who served as President and Chief Executive Officer. Mr. Barrett previously served as Chief Executive Officer of Barrett Resources from 1981 until July 1997.

The Board Of Directors also elected A. Ralph Reed to serve as President and Chief Operating Officer. Mr. Reed has served as Executive Vice President-Operations and a member of the Board of Barrett Resources since 1989 and 1990, respectively.

Barrett Resources is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado, Wyoming and Utah, the Mid-Continent area of Kansas, Oklahoma, New Mexico and Texas, and the Gulf of Mexico region of offshore Texas and Louisiana. For additional information about Barrett, please visit our Web site at www.brr.com.

                                      ###"